UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2004

Wellman, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-10033	04-1671740

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

595 Shrewsbury Avenue, Shrewsbury, NJ	07702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 732-212-3300

Item 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

99.1	Press Release dated July 28, 2004.

Item 12.	FINANCIAL STATEMENTS AND EXHIBITS.

On July 28, 2004, Wellman, Inc. announced via press release its (1) Second Quarter 2004 Results, (2) Historical Adjusted EBITDA and Post Financing Adjusted EBITDA, and (3) Information on Cost Reduction Programs. A copy of the Company’s press release is attached hereto as Exhibit 99.1. This Form 8-K is provided under Items 7 and 12 of Form 8-K and is furnished to, but not filed with, the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 29, 2004

Wellman, Inc.

By: /s/Mark J. Ruday
Mark J. Ruday
Vice President, Chief Accounting Officer
and Controller

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press Release dated July 28, 2004